   As filed with the Securities and Exchange Commission on November 14, 2001

                                                  Registration No. 333-73124
                                                  --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MYRIAD GENETICS, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                           87-0494517
          (State or other jurisdiction of           (I.R.S. Employer
           incorporation or organization)         Identification Number)

                                 320 Wakara Way
                            Salt Lake City, UT 84108
                                 (801) 584-3600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Peter D. Meldrum
                      President and Chief Executive Officer
                              Myriad Genetics, Inc.
                                 320 Wakara Way
                            Salt Lake City, UT 84108
                                 (801) 584-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                            Andrew J. Merken, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                         CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities                    Proposed Maximum               Amount Of
To Be Registered(1)                                 Offering Price(2)(3)        Registration Fee(4)
-------------------                                 --------------------        -------------------
Common Stock, $0.01 par value per share(5) .......                (6)                     (6)
Preferred Stock, $0.01 par value per share .......                (6)                     (6)
Depositary Shares ................................                (6)                     (6)
Debt Securities ..................................                (6)                     (6)
Warrants .........................................                (6)                     (6)
Total ............................................      $250,000,000              $ 62,500(7)
                                                        ------------              ----------


(1) There are being registered hereunder such indeterminate number of shares of common stock, preferred stock and depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, depositary shares and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. Includes rights to purchase common stock which, subject to certain events, will not be exercisable or evidenced separately from our common stock under our shareholder rights plan.
(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.

(7)      A registration fee of $62,500 was previously paid pursuant to Rule 457
         (o).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, dated November 14, 2001


                                   PROSPECTUS


                              MYRIAD GENETICS, INC.


                                  $ 250,000,000


                                  COMMON STOCK

                                 PREFERRED STOCK


                                DEPOSITARY SHARES


                                 DEBT SECURITIES

                                    WARRANTS


     We may from time to time issue up to $250,000,000 aggregate principal amount of common stock, preferred stock, depositary shares, debt securities and/or warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.


                   Investing in our Securities involves risks.
                          See "Risk Factors" on page 4.


     Our common stock is listed on the Nasdaq National Market under the symbol "MYGN." On November 13, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $51.73 per share.

     Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


     This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

              The date of this prospectus is _______________, 2001.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS .............................................           3
OUR BUSINESS. .....................................................           3
RISK FACTORS. .....................................................           4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .................           5
USE OF PROCEEDS ...................................................           5
THE SECURITIES WE MAY OFFER .......................................           6
DESCRIPTION OF COMMON STOCK .......................................           6
DESCRIPTION OF PREFERRED STOCK ....................................           8
DESCRIPTION OF DEPOSITARY SHARES ..................................           9
DESCRIPTION OF DEBT SECURITIES. ...................................          12
DESCRIPTION OF WARRANTS ...........................................          17
LEGAL OWNERSHIP OF SECURITIES .....................................          19
PLAN OF DISTRIBUTION. .............................................          22
LEGAL MATTERS .....................................................          23
EXPERTS ...........................................................          23
WHERE YOU CAN FIND MORE INFORMATION ...............................          23
INCORPORATION OF DOCUMENTS BY REFERENCE ...........................          24

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

         This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading "Where You Can Find More Information."

         This prospectus may not be used to consummate sales of securities, unless it is accompanied by a prospectus supplement covering those securities. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

         You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

         The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.


                                  OUR BUSINESS

         The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risk. Therefore, carefully consider the information provided under the heading "Risk Factors" on page 4.

         We are a leading biopharmaceutical company focused on the development and marketing of novel therapeutic and predictive medicine products. We have developed a number of proprietary proteomic technologies which permit us to identify genes, their related proteins and the biological pathways they form. We use this information to better understand the role proteins play in the onset and progression of human disease. We operate two wholly owned subsidiaries, Myriad Pharmaceuticals, Inc. and Myriad Genetic Laboratories, Inc., to commercialize our therapeutic and predictive medicine discoveries. Myriad Pharmaceuticals, Inc. develops and intends to market novel therapeutic products. Myriad Genetic Laboratories, Inc. focuses on the development and marketing of predictive medicine products that assess an individual's risk of developing a specific disease.

         Myriad researchers have made important discoveries in the fields of cancer, viral diseases such as AIDS, and acute thrombosis. These discoveries point to novel disease pathways and have paved the way for the development of new drugs. Additionally, our pipeline of drug targets offers therapeutic opportunities for the treatment of diseases such as heart disease, rheumatoid arthritis, Alzheimer's disease and other central nervous system disorders. We have identified 141 drug targets to date. We have also established a portfolio of 12 drug candidates that are under development at Myriad. Four of these drug candidates are in pre-clinical testing, while our lead therapeutic product for the treatment of prostate cancer recently completed a phase II human clinical trial. We intend to independently develop and, subject to regulatory approval, market our therapeutic products, particularly in the area of cancer and infectious diseases.

         We also have developed and commercialized four innovative predictive medicine products: BRACAnalysis(R), which is used to assess a woman's risk of developing breast and ovarian cancer, COLARIS(TM), which is used to determine a person's risk of developing colon cancer, MELARIS(TM), which is used to determine a person's risk of developing melanoma, a deadly form of skin cancer, and CardiaRisk(R), which is used for therapeutic management of hypertensive patients. We market these products using our own internal 75 person sales force in the United States and we have entered into marketing collaborations with other organizations in Austria, Canada, Germany, Japan and Switzerland. For the three-month period ended September 30, 2001, product revenues increased 81% to $5.5 million compared with $3.1 million from the same quarter in the prior year.

         We believe that the future of medicine lies in the creation of new classes of drugs that prevent disease from occurring or progressing and that treat the cause, not just the symptoms, of disease. In addition, we believe that advances in the emerging field of predictive medicine will improve our ability to determine which patients are subject to a greater risk of developing these diseases and who therefore should receive these new preventive medicines.

         We have devoted substantially all of our resources to maintaining our research and development programs, undertaking drug discovery and development, and operating our predictive medicine business. Our revenues have consisted primarily of research payments received pursuant to collaborative agreements, upfront fees, milestone payments, and sales of predictive medicine products. We have yet to attain profitability and, for the three months ended September 30, 2001, we had a net loss of $1,185,118.

         We have formed strategic alliances with 10 major pharmaceutical or multinational companies including Bayer Corporation, Eli Lilly and Company, Novartis Corporation, Hoffmann-LaRoche Inc., Pharmacia Corporation, Schering-Plough Corporation, Schering AG, Hitachi Ltd., Oracle Corporation, and Torrey Mesa Research Institute, formerly known as Novartis Agricultural Discovery Institute. We intend to enter into additional collaborative relationships to discover genes, proteins, and protein networks associated with common diseases as well as to continue to fund internal research projects. However, we may be unable to enter into additional collaborative relationships on terms acceptable to us.

         In April 2001, we announced the formation of Myriad Proteomics, Inc., a new venture with Hitachi, Ltd. and Oracle Corporation to map the human proteome. Myriad Proteomics, which is 50 percent owned by the Company, intends to market a proprietary map of the human proteome to pharmaceutical and biotechnology companies for therapeutic and diagnostic product development. We have a perpetual, subscription free right to study all of the data generated by Myriad Proteomics for our own internal drug development and predictive medicine programs.

         We expect to incur losses for at least the next several years, primarily due to expansion of our research and development programs, expansion of our drug discovery and development efforts, launch of new predictive medicine products, and expansion of our facilities. Additionally, we expect to incur substantial sales, marketing and other expenses in connection with building our predictive medicine business. We expect that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial.

         We are a Delaware corporation. Our principal executive offices are located at 320 Wakara Way, Salt Lake City, Utah 84108. Our telephone number is
(801) 584-3600. Our website is http://www.myriad.com. The information found on our website is not intended to be a part of this prospectus.

                                  RISK FACTORS

         Investing in our securities is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. You should be able to bear a complete loss of your investment. See "Special Note Regarding Forward-Looking Statements."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as "incorporation by reference."

         Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing systems; our ability to protect our proprietary technologies; patent-infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally. Please also see the discussion of risks and uncertainties under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

         In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to the Company or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

         Myriad(R), our graphical logo device, BRACAnalysis(R), CardiaRisk(R), ProNet(R), ProTrap(TM), MELARIS(TM) and COLARIS(TM) are trademarks of Myriad Genetics, Inc. Other trademarks used in this prospectus are the property of their respective owners. The domain names and website addresses "www.myriad.com" and "www.myriad-pronet.com," and all rights thereto, are registered in the name of and owned by Myriad Genetics, Inc.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including our internal discovery and development programs and the development of new technologies, general working capital and possible future acquisitions.

         We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

         We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                           THE SECURITIES WE MAY OFFER

         The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

         .  common stock;

         .  preferred stock;


         .  depositary shares;


         .  debt securities; and/or


         .  warrants.


This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.


                           DESCRIPTION OF COMMON STOCK

         The description of our capital stock and certain provisions of our restated certificate of incorporation, as amended, and our restated bylaws is a summary and is qualified in its entirety by the provisions of our restated certificate of incorporation, as amended and our restated bylaws.

         We are authorized to issue 60,000,000 shares of common stock, $0.01 par value per share. As of November 12, 2001, there were approximately 23,544,268 shares of common stock outstanding.


         Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.



Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.



Shareholder Rights

         On July 16, 2001, our Board of Directors adopted a shareholder rights plan (the "Rights Agreement") and declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share common stock to stockholders of record at the close of business on July 17, 2001.

         Each right only becomes exercisable and transferable apart from the common stock at the earlier of (i) 10 days following a public announcement or disclosure that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock (the "Stock Acquisition Date"); or (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person, entity or group becoming an Acquiring Person as defined in the Rights Agreement.

         Initially, each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of our Series A Junior Participating Preferred Stock, $0.01 par value per share, at a purchase price of $300.00 per Unit. If (i) the Company is the surviving corporation in a merger with an Acquiring Person and its common stock is not changed or exchanged, (ii) a person, entity or group becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of common stock which the Board determines to be fair to, and otherwise in the best interests of, the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right (other than Rights held by an Acquiring Person) will thereafter have the right to receive, upon exercise, that number of shares of common stock which equals the exercise price of the Right divided by one-half of the current market price of the common stock at the date of the occurrence of the event.

         In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date. The Rights will expire at the close of business on July 17, 2011, unless earlier redeemed by the Company in accordance with the Rights Agreement

Delaware Law and Certain Charter and By-Law Provisions

         The provisions of Delaware law and of our restated certificate of incorporation, as amended, and restated by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Myriad Genetics.

         Delaware Statutory Business Combinations Provision. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

         Classified Board of Directors. Our board of directors is divided into three classes. Each year our stockholders elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors serve until the election and qualification of their respective successors or their earlier resignation or removal. Only the board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. Only the board of directors (or its remaining members, even if less than a quorum) is empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for stockholders to effect a change in a majority of the members of the board of directors.

         Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder's notice generally must be delivered not less than 60 days nor more than 90 days prior to the anniversary of the previous year's annual meeting. For a special meeting, the notice must generally be delivered by not less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our restated by-laws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

         Special Meetings of Stockholders. Special meetings of the stockholders may be called only by the chairman of our board of directors, the chief executive officer or president with the approval of the executive committee of the board of directors, or the entire board of directors pursuant to a resolution adopted by a majority of the total number of directors.

         No Stockholder Action by Written Consent. Our restated certificate of incorporation, as amended, does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

         Shareholders Rights Plan. We have adopted a shareholder rights plan, as discussed above under the caption "Shareholder Rights."

         Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation, as amended, requires the affirmative vote of the holders of at least 70% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled "Delaware Law and Certain Charter and By-law Provisions." This 70% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 70% vote will also be required for any amendment to, or repeal of, our restated by-laws by the stockholders. Our restated by-laws may be amended or repealed by a simple majority vote of the board of directors.


                         DESCRIPTION OF PREFERRED STOCK

         We are authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock, $0.01 par value per share, having rights senior to those of our common stock. As of November 12, 2001, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

         .   dividend rights;

         .   conversion rights;

         .   voting rights;

         .   redemption rights and terms of redemption; and

         .   liquidation preferences.

         Our board may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

         . the maximum number of shares in the series and the distinctive designation;

         .   the terms on which dividends will be paid, if any;

         .   the terms on which the shares may be redeemed, if at all;

         .   the liquidation preference, if any;

         . the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

         . the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

         .   the voting rights, if any, on the shares of the series; and

         . any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

         We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

         Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

                      DESCRIPTION OF THE DEPOSITARY SHARES

         At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights include dividend, voting, redemption and liquidation rights.

         The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

         The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our restated certificate of incorporation, as amended, and the certificate of amendment for the applicable series of preferred stock that will be, filed with the Securities and Exchange Commission.

Dividends

         The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

         If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Myriad Genetics, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

         If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

         Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

         Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary:

         . the number of whole shares of preferred stock underlying their depositary shares; and

         .   payment of any unpaid amount due to the depositary.

         Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

         .   all outstanding depositary shares have been redeemed; or

         . there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

         .   the initial deposit of the preferred stock,

         .   the initial issuance of the depositary shares,

         .   any redemption of the preferred stock; and

         .   all withdrawals of preferred stock by owners of depositary shares.

         Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

         .   refuse to transfer depositary shares,

         .   withhold dividends and distributions; and

         .   sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

         The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

         Neither the depositary nor Myriad Genetics will be liable if either the depositary or Myriad Genetics is prevented or delayed by law or any circumstance beyond either the depositary or Myriad Genetics' control in performing their respective obligations under the deposit agreement. Myriad Genetics' obligations and the depositary's obligations will be limited to the performance in good faith of Myriad Genetics or the depositary's respective duties under the deposit agreement. Neither the depositary nor Myriad Genetics will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Myriad Genetics and the depositary may rely on:

         .   written advice of counsel or accountants,

         . information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

         . documents believed to be genuine and to have been signed or presented by the proper party or parties.


Resignation and removal of depositary

         The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal income tax consequences

         Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.


                         DESCRIPTION OF DEBT SECURITIES

         The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

         We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

         We will describe in each prospectus supplement the following terms relating to a series of notes:

         .   the title;

         .   any limit on the amount that may be issued;

         . whether or not we will issue the series of notes in global form, the terms and who the depositary will be;


         .   the maturity date;

         . the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

         . whether or not the notes will be secured or unsecured, and the terms of any secured debt;

         .   the terms of the subordination of any series of subordinated debt;

         .   the place where payments will be payable;

         . our right, if any, to defer payment of interest and the maximum length of any such deferral period;

         . the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

         . the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

         . whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

         . whether we will be restricted from incurring any additional indebtedness;

         . a discussion on any material or special United States federal income tax considerations applicable to the notes;

         . the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

         . any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights


         We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.


Consolidation, Merger or Sale

         The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

         The following are events of default under the indentures with respect to any series of notes that we may issue:

         . if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

         . if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

         . if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

         . if specified events of bankruptcy, insolvency or reorganization occur as to us.

         If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

         . the direction so given by the holder is not in conflict with any law or the applicable indenture; and

         . subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         . the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

         . the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

         . the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

        . to fix any ambiguity, defect or inconsistency in the indenture; and

        . to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

        . extending the fixed maturity of the series of notes;

        . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

        . reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

        . register the transfer or exchange of debt securities of the series;

        . replace stolen, lost or mutilated debt securities of the series;

        . maintain paying agencies;

        . hold monies for payment in trust;

        . compensate and indemnify the trustee; and

        . appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer


        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

        . issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

        . register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                             DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

        . the offering price and aggregate number of warrants offered;

        . the currency for which the warrants may be purchased;

        . if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

        . if applicable, the date on and after which the warrants and the related securities will be separately transferable;

        . in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

        . in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

        . the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

        . the terms of any rights to redeem or call the warrants;

        . any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

        . the dates on which the right to exercise the warrants will commence and expire;

        . the manner in which the warrant agreement and warrants may be modified;

        . federal income tax consequences of holding or exercising the warrants;

        . the terms of the securities issuable upon exercise of the warrants;
          and

        . any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

        . in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

        . in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Salt Lake City, Utah time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

                          LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

        . how it handles securities payments and notices;

        . whether it imposes fees or charges;

        . how it would handle a request for the holders' consent, if ever required;

        . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

        . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

        . if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

        . An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

        . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

        . An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

        . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

        . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

        . The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

        . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

     The global security will terminate when the following special situations occur:

     . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

     . if we notify any applicable trustee that we wish to terminate that global security; or

     . if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

     .    through dealers or agents to the public or to investors;

     .    to underwriters for resale to the public or to investors;

     .    directly to investors; or

     .    through a combination of such methods.


     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or other terms, how potential investors may participate in the auction and the nature of the underwriter's obligations in the related supplement to this prospectus.


     We will set forth in a prospectus supplement the terms of the offering of securities, including:

     .    the name or names of any agents, dealers or underwriters;

     . the purchase price of the securities being offered and the proceeds we will receive from the sale;

     . any over-allotment options under which underwriters may purchase additional securities from us;

     . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

     .    any initial public offering price;

     .    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     .    any securities exchanges on which such securities may be listed.

     Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

     Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                  LEGAL MATTERS

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will provide us with an opinion as to the legal matters in connection with the securities we are offering. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 2,000 shares of common stock of the Company.

                                     EXPERTS

     The consolidated financial statements of Myriad Genetics, Inc. as of June 30, 2001 and 2000 and for each of the years in the three-year period ended June 30, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm, as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." In addition, our stock is listed for trading on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

     This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

     . inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

     . obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

     .    obtain a copy from the SEC web site.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 2001, filed on September 28, 2001;
     (b)   The Company's Definitive Proxy Statement, filed on October 11, 2001;
     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-26642) filed on August 17, 1995 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     (d) The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-26642) filed on July 18, 2001 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     (e)   The Company's Current Report on Form 8-K filed July 18, 2001.

     (f)   The Company's Current Report on Form 8-K filed November 13, 2001.
     (g) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001.


         You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: Investor Relations, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. Our telephone number is (801) 584-3600.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the Company's estimates (other than the SEC and Nasdaq registration fees) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.


Item                                                                      Amount
                                                                          ------
SEC registration fee ................................................   $ 62,500
Nasdaq listing fee ..................................................     25,000
Legal fees and expenses .............................................     10,000
Accounting fees and expenses ........................................      3,500
Printing Fees .......................................................      2,000
Miscellaneous fees and expenses .....................................      2,000

          Total. ....................................................   $105,000
          ======                                                        ========


Item 15. Indemnification of Directors and Officers.

         The Company's restated certificate of incorporation, as amended, provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or is or was serving as an officer or director of another entity at the request of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The restated by-laws provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 60 days after a written claim for such indemnification is received by the Company, the Company's restated bylaws authorize the claimant to bring an action against the Company and prescribe what constitutes a defense to such action.

         Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the DGCL, Article Ninth of the Company's restated certificate of incorporation, as amended, eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Company has obtained insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 16. Exhibits

     (a) Exhibits.

Exhibit
Number                     Description of Document
------                     -----------------------


1.1*     Form of equity underwriting agreement.

1.2*     Form of debt underwriting agreement.


3.1 Restated Certificate of Incorporation (filed as Exhibit 3.1(a) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

3.1a Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1(b) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

3.1b Certificate of Designations (filed as Exhibit 3.1(c) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

3.2 Restated By-Laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, File No. 33-95970, and incorporated herein by reference).

3.3 Rights Agreement, dated as of July 17, 2001 between the Company and Mellon Investor Services LLC (filed as Exhibit 4.1 to the Company's Form 8-K filed on July 18, 2001, and incorporated herein by reference).


4.1**    Form of Indenture relating to senior debt securities.

4.2**    Form of Indenture relating to subordinated debt securities.


4.3 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).


4.4*     Form of senior note.

4.5*     Form of any subordinated note.

4.6*     Form of certificate of designation or certificate of amendment.

4.7* Form of warrant agreement and the warrant certificates to be issued thereunder.

4.8* Form of deposit agreement and the depositary receipts to be issued thereunder.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.

23.1     Consent of KPMG LLP.

24.1**   Power of Attorney (included on signature page).

25.1* The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2* The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.



* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.


** Previously filed.


Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake and State of Utah on the 14th day of November, 2001.


                                        Myriad Genetics, Inc.

                                        By: /s/ Peter D. Meldrum
                                            ------------------------------------
                                           Peter D. Meldrum
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signatures                                               Title                              Date
    ----------                                               -----                              ----
By:  /s/ Peter D. Meldrum                   President and Chief Executive                 November 14, 2001
     ---------------------------------      Officer and Director
     Peter D. Meldrum                       (principal executive officer)


By:  * Jay M. Moyes                         Vice President of Finance                     November 14, 2001
     ---------------------------------      (principal financial and
     Jay M. Moyes                           accounting officer)


By:  * Hugh A. D'Andrade                    Chairman of the Board                         November 14, 2001
    ----------------------------------
     Hugh A. D'Andrade

By:  * Walter Gilbert                       Vice Chairman of the Board                    November 14, 2001
     ---------------------------------
     Walter Gilbert, Ph.D.

By:  * Mark H. Skolnick                     Chief Scientific Officer and                  November 14, 2001
     ---------------------------------      Director
     Mark H. Skolnick, Ph.D.

By:  * Arthur H. Hayes, Jr.                 Director                                      November 14, 2001
     ---------------------------------
      Arthur H. Hayes, Jr., M.D.

By:  * Dale A. Stringfellow                 Director                                      November 14, 2001
     ---------------------------------
      Dale A. Stringfellow, Ph.D.

By:  * Linda S. Wilson                      Director                                      November 14, 2001
     ---------------------------------
       Linda S. Wilson, Ph.D.


*        By:  /s/ Peter D. Meldrum
              ------------------------------
              Peter D. Meldrum
              Attorney-in-Fact